Exhibit 99.1

May 1, 2017

Ms. Megan Parisi

The Stilwell Group

111 Broadway, 12th Floor

New York, NY 10006

Dear Ms. Parisi:

At our April 26, 2017 meeting, you and Ms. Borrack presented to Greg Carter, outside legal counsel to HopFed Bancorp, Inc. (“HopFed” or the “Company”), and me, as Chairman of HopFed’s Board of Directors, a draft of your May 1, 2017 letter, now attached as an exhibit to the amended Schedule 13D, filed with the SEC on May 1, 2017, by Joseph Stilwell and affiliates identified in the statement (collectively, “The Stilwell Group”).

The Board of Directors of the Company held a special meeting on April 28, 2017, and authorized the attached reply, dated April 30, 2017, to your allegations concerning HopFed’s President and Chief Executive Officer.

As stated in that letter, the Board of Directors will update your legal counsel on the findings of our Special Litigation Committee when appropriate.

Very truly yours,

/s/ Harry J. Dempsey, MD
Harry J. Dempsey, MD
Chairman of the Board

Attachment

cc:	George M. Carter, Esq.

Edward B. Crosland, Jr.

Thomas J. Fleming, Esq.

201 ST. CHARLES AVENUE NEW ORLEANS, LOUISIANA 70170-5100 504-582-8000 FAX 504-582-8583 www.joneswalker.com
Robert B. Bieck, Jr. Admitted in Louisiana, Texas, and the District of Columbia Direct Dial: 504-582-8202 Direct Fax: 504-589-8202 rbieck@joneswalker.com

April 30, 2017

Via E-mail (tfleming@olshanlaw.com)

Thomas J. Fleming, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Re:	HopFed Bancorp., Inc.

Dear Mr. Fleming:

The Board of Directors of HopFed Bancorp, Inc. held a meeting to discuss the shareholder demand made in your client’s letter dated May 1, 2017 and in the April 26, 2017 meeting with Dr. Joseph Dempsey and Greg Carter. The Board determined that your client’s demand calls for the formation of a Special Litigation Committee (the “SLC”) to investigate the allegations made in your client’s May 1 letter. The Board is now in the process of forming an SLC and once constituted the SLC will conduct its investigation in accordance with Delaware law. We will update you on the findings of the SLC when appropriate.

Very truly yours,

/s/ Robert B. Bieck, Jr.
Robert B. Bieck, Jr.

cc:	Edward B. Crosland, Jr., Esq.

Alexander N. Breckinridge, V, Esq.

George M. Carter, Esq.

JONES WALKER LLP

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